Riley Permian Reports Fiscal Fourth Quarter and Year End 2021 Financial and Operating Results

OKLAHOMA CITY, December 13, 2021 -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian" or the "Company"), today reported financial and operational results for the fiscal fourth quarter and year ended September 30, 2021.

HIGHLIGHTS FOR THE FISCAL FULL YEAR ENDING SEPTEMBER 30, 2021
•Increased total production by 22% to 3.15 MMBoe for fiscal year 2021, as compared to fiscal year 2020
•Reported net loss of $65.7 million with income from operations of $59.9 million for the same period
•Generated $89.9 million of Adjusted EBITDAX(1), $86.1 million of operating cash flow from continuing operations and $26.0 million of Free Cash Flow(1)
•Invested total cash capital expenditures before acquisitions of $60.0 million, which corresponds to 70% of operating cash flow from continuing operations
•Paid $18.3 million in dividends on common units/shares, which corresponds to 21% of operating cash flow from continuing operations or 70% of Free Cash Flow(1)
•Increased total proved developed reserves by 38% year-over-year to 41.5 MMBoe and increased total proved reserves by 27% year-over-year to 72.2 MMBoe

HIGHLIGHTS FOR THE FISCAL FOURTH QUARTER ENDING SEPTEMBER 30, 2021
•Increased production by 35% to 9.6 MBoe per day for the three months ended September 30, 2021, as compared to the same period in 2020, or by 5% quarter-over-quarter compared to fiscal third quarter 2021
•Reported net income of $15.7 million with income from operations of $26.9 million for the same period
•Generated $24.5 million of Adjusted EBITDAX(1), $27.2 million of operating cash flow from continuing operations and $7.2 million of Free Cash Flow(1)
•Realized a Cash Margin(1) of $39.08 per Boe before derivative settlements or $26.41 per Boe after derivative settlements
•Declared dividends of $0.28 per share with a record date of July 23, 2021 for a total of $5.5 million

“Riley Permian completed another strong fiscal year,” stated Bobby Riley, Chief Executive Officer and Chairman of the Board of Directors. Mr. Riley continued, “We completed our merger with Tengasco in February, had a successful capital raise in July, began and progressed on our EOR project this fall, and met our operational guidance metrics for the fiscal fourth quarter and the fiscal year. We are proud of the organic growth achieved over the past year and believe our reinvestment for growth is warranted to improve our scale, cost structure and cash flow. At the same time, we achieved this growth while allocating significant cash flow from operations back to shareholders in the form of dividends. Finally, we have continued to progress our efforts in developing CCUS projects, including for permanent storage projects on our property, and we’re optimistic in initiating our first project during 2022. We are engaging in constructive discussions and diligence efforts with counterparties from CO2 source hosts, capture equipment providers and regulatory advisors. We are seeking to construct commercial arrangements that provide attractive economic returns in the current regulatory environment, with potential for improvement should regulations change at the federal or state levels.”

___________________
(1)Non-GAAP financial measure, which is defined and reconciled below.

Selected Operating and Financial Data
	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
Select Financial Data (in thousands):
Oil and natural gas sales, net	$48,014	$15,309	$148,636	$73,133
Net income (loss)	$15,654	$(5,084)	$(65,666)	$35,144
Adjusted EBITDAX(1)	$24,505	$14,257	$89,938	$68,387

Production Data, net:
Oil (MBbls)	639	497	2,340	2,060
Natural gas (MMcf)	807	466	2,602	1,628
Natural gas liquids (MBbls)	109	79	380	260
Total (MBoe)	882	653	3,154	2,592

Daily combined volumes (Boe/d)	9,581	7,100	8,640	7,081
Daily oil volumes (Bbls/d)	6,940	5,400	6,411	5,630

Average Prices:
Oil ($ per Bbl)	$68.95	$30.89	$58.29	$36.35
Natural gas ($ per Mcf)(2)	2.36	(0.55)	2.88	(0.78)
Natural gas liquids ($ per Bbl)(2)	19.16	2.80	12.41	(1.90)
Total average price ($ per Boe)	$54.46	$23.43	$47.12	$28.22

Average Prices, including the effects of derivative settlements(3):
Oil ($ per Bbl)	$52.30	$44.48	$51.47	$49.41
Natural gas ($ per Mcf)(2)(4)	1.69	(0.55)	2.75	(0.78)
Natural gas liquids ($ per Bbl)(2)(4)	19.16	2.80	12.41	(1.90)
Total average price ($ per Boe)	$41.79	$33.77	$41.95	$38.61

Cash Costs ($ per Boe)(1)	$15.38	$13.80	$14.96	$14.41
Cash Margin ($ per Boe)(1)	$39.08	$9.63	$32.16	$13.81
Cash Margin, including derivative settlements ($ per Boe)(1)	$26.41	$19.96	$26.99	$24.19

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(1)Non-GAAP financial measure, which is defined and reconciled below.
(2)The Company's natural gas and NGL sales are presented net of gathering, processing and transportation fees which at times exceed the price received and result in negative average prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of its commodity derivative contracts. These gains (losses) are included under other income and expense on the Company’s consolidated statement of operations.
(4)During the years ended September 30, 2021 and 2020, the Company did not have any NGL derivative contracts in place. During the year ended September 30, 2020, the Company did not have any natural gas derivative contracts in place.

OPERATIONS UPDATE
Riley Permian increased production by 35% to 9.6 MBoe per day for the three months ended September 30, 2021, as compared to the same period in 2020, or by 5% quarter-over-quarter compared to fiscal third quarter 2021. The Company brought online 6 gross (5.7 net) horizontal wells during the fiscal fourth quarter of 2021. The Company increased total production by 22% to 8.6 MBoe per day for fiscal year 2021, as compared to fiscal year 2020, in line with its budgeted guidance previously disclosed.

During the fiscal year 2021, Riley Permian increased total proved developed reserves by 37% year-over-year to 41.5 MMBoe and increased total proved reserves by 27% year-over-year to 72.2 MMBoe.

Since October 1, 2021, the Company has continued to progress on its EOR pilot program. The Company has drilled six of six currently planned vertical injection wells and has commenced installation of water and CO2 injection lines. Also, the Company executed two agreements in October 2021, including an agreement with the Cortez Pipeline Company relating to the connection and establishment of a delivery point for CO2 for Riley Permian, as well as an agreement with Kinder Morgan CO2 Company LLC, relating to the purchase and sale of CO2.

FINANCIALS UPDATE
The Company reported net income (loss) of $15.7 million and $(65.7) million and operating income of $26.9 million and $59.9 million for the three months and year ended September 30, 2021, respectively. The Company generated Adjusted EBITDAX(1) of $24.5 million and $89.9 million for the three months and year ended September 30, 2021, respectively. Additionally, the Company had operating cash flow from continuing operations of $27.2 million and $86.1 million and Free Cash Flow(1) of $7.2 million and $26.0 million for the three months and year ended September 30, 2021, respectively.

Fiscal fourth quarter 2021 average realized prices, before derivative settlements were $68.95 per barrel of oil, $2.36 per Mcf of natural gas and $19.16 per barrel of natural gas liquids, resulting in a total equivalent price, before derivative settlements, of $54.46 per Boe. Adjusted for derivative settlements, total equivalent price was $41.79 per Boe, corresponding to realized derivative losses of $12.67 per Boe or $11.2 million.
Riley Permian's total Cash Costs(1) for the fiscal fourth quarter of 2021 were $15.38 per Boe, representing an increase of $0.31 per Boe or 2% compared to the fiscal third quarter of 2021. Fourth quarter Cash Costs(1) included lease operating expense (“LOE”) of $6.45 per Boe, production and ad valorem taxes of $2.92 per Boe, cash G&A expenses(1) of $4.92 per Boe and interest expense of $1.09 per Boe. LOE decreased by 20% on a per unit basis to $6.45 per Boe for the three months ended September 30, 2021, as compared to the same period in 2020, or by 7% on a per unit basis quarter-over-quarter compared to fiscal third quarter 2021. Cash G&A expenses(1) increased by 16% on a per unit basis to $4.92 per Boe for the fiscal fourth quarter 2021 compared to fiscal third quarter 2021, while interest expense decreased by 23% on a per unit basis to $1.09 per Boe for the fiscal fourth quarter 2021 compared to fiscal third quarter 2021.The Company realized a fiscal fourth quarter Cash Margin(1) of $39.08 per Boe before derivative settlements or $26.41 per Boe after derivative settlements.
The Company had $19.5 million in cash drilling and completions capital expenditures during the fiscal fourth quarter, or $57.1 million for fiscal year 2021. Including additions to leasehold and other property and equipment, the Company had $60.0 million in total cash capital expenditures before acquisitions for fiscal year 2021.

During the fiscal fourth quarter 2021, the Company declared common dividends of $0.28 per share or $5.5 million in total. In October 2021, the Company declared common dividends of $0.31 per share or $6.1 million in total.

As of December 8, 2021, we had $65 million drawn and $110 million of availability on our credit facility.

____________________
(1)Non-GAAP financial measure, which is defined and reconciled below.

FISCAL FIRST QUARTER AND FULL YEAR 2022 OUTLOOK AND GUIDANCE
Based on current market conditions, the Company forecasts fiscal first quarter 2022 accrued capital expenditures before acquisitions to total approximately $26 million to $32 million.

Riley Permian forecasts fiscal first quarter 2022 oil production to average 7.0 MBbls per day to 7.3 MBbls per day, with total equivalent production to average 9.5 MBoe per day to 10.0 MBoe per day.

The Company forecasts first fiscal quarter of 2022 LOE of approximately $7.25 to $7.75 per Boe and cash G&A expenses(1) of approximately $4.00 to $4.75 per Boe (excluding share-based and unit-based compensation expense, shown after the effect of gross profit from contract services derived from management services agreements).

Based on current market conditions, the Company forecasts full-year fiscal 2022 accrued capital expenditures before acquisitions to total approximately $85 million to $95 million, which includes amounts for drilling and completions (operated and anticipated non-operated), capital workovers, infrastructure, minor additions to land and existing working interests, as well as investments in our EOR program. We believe this level of capital investment may correspond to full-year production growth of approximately 11% to 15% over full-year fiscal 2021 production levels.

CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on December 14, 2021 at 11:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•U.S./Canada Toll Free, (888) 330-2214
•International, +1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). A replay of the call will be available until December 28, 2021 by calling:
•(800) 770-2030 or (647) 362-9199
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information please visit www.rileypermian.com.

____________________
(1)Non-GAAP financial measure, which is defined above.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: fluctuations in the price we receive for our oil, natural gas, and NGL production, including local market price differentials; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, and stay-at-home orders or illness that may cause interruptions to our operations; cost and availability of gathering, pipeline, refining, transportation, water, CO2, and other midstream and downstream activities and our ability to sell oil, natural gas, and NGLs, which may be negatively impacted by the COVID-19 pandemic; severe weather and other risks and lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions and divestitures; failure of our enhanced oil recovery project to perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative instruments and hedging activities; continuing compliance with the financial covenants contained in our credit agreement; the loss of certain federal income tax deductions or other changes to the Internal Revenue Code; risks associated with executing our business strategy, including any changes in our strategy; inability to prove up undeveloped acreage and maintaining production on leases; risks associated with concentration of operations in one major geographic area; deviations from our forecasts and budgets, including our capital expenditure budget; the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by the recent change in Presidential administration or legislatures; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be negatively impacted by the impact of COVID-19 restrictions on regulatory employees who process and approve permits, other approvals and rights-of-way and which may be restricted by new Presidential and Secretarial orders and regulation and legislation; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended September 30, 2021 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Source: Riley Exploration Permian, Inc.

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2021	September 30, 2020
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$17,067	$1,660
Accounts receivable	17,473	10,128
Accounts receivable - related parties	456	55
Prepaid expenses and other current assets	1,730	1,752
Current derivative assets	—	18,819
Total current assets	36,726	32,414
Oil and natural gas properties, net (successful efforts)	345,797	310,726
Other property and equipment, net	3,183	1,801
Non-current derivative assets	106	3,102
Other non-current assets, net	2,419	2,949
Total Assets	$388,231	$350,992
Liabilities, Series A Preferred Units, and Members'/Shareholders' Equity
Current Liabilities:
Accounts payable	$12,234	$4,739
Accrued liabilities	19,355	8,688
Revenue payable	9,008	4,432
Income taxes payable	219	—
Advances from joint interest owners	214	254
Current derivative liabilities	42,144	—
Other current liabilities	441	450
Total Current Liabilities	83,615	18,563
Non-current derivative liabilities	8,932	—
Asset retirement obligations	2,306	2,268
Revolving credit facility	60,000	101,000
Deferred tax liabilities	11,628	1,834
Other non-current liabilities	60	418
Total Liabilities	166,541	124,083
Commitments and Contingencies
Series A Preferred Units	—	60,292
Members' Equity	—	166,617
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 19,672,050 and 0 shares issued and outstanding at September 30, 2021 and 2020, respectively	20	—
Additional paid-in capital	270,837	—
Accumulated deficit	(49,167)	—
Total Shareholders' Equity	221,690	—
Total Liabilities, Series A Preferred Units, and Members'/Shareholders' Equity	$388,231	$350,992

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share/unit amounts)
Revenues:
Oil and natural gas sales, net	$48,014	$15,309	$148,636	$73,133
Contract services - related parties	600	650	2,400	3,800
Total Revenues	48,614	15,959	151,036	76,933
Costs and Expenses:
Lease operating expenses	5,686	5,254	21,975	20,243
Production and ad valorem taxes	2,575	944	8,636	4,280
Exploration costs	884	692	9,566	9,923
Depletion, depreciation, amortization and accretion	6,692	5,459	26,015	21,479
General and administrative:
Administrative costs	4,790	2,157	13,966	10,826
Unit-based compensation expense	—	313	689	963
Share-based compensation expense	751	—	6,104	—
Cost of contract services - related parties	147	100	477	503
Transaction costs	198	1,389	3,732	1,431
Total Costs and Expenses	21,723	16,308	91,160	69,648
Income (Loss) From Operations	26,891	(349)	59,876	7,285
Other Income (Expense):
Interest expense	(963)	(1,213)	(4,534)	(5,299)
Gain (loss) on derivatives	(14,987)	(3,123)	(89,195)	33,876
Total Other Income (Expense)	(15,950)	(4,336)	(93,729)	28,577
Net Income (Loss) from Continuing Operations Before Income Taxes	10,941	(4,685)	(33,853)	35,862
Income tax benefit (expense)	3,937	(399)	(13,016)	(718)
Net Income (Loss) From Continuing Operations	14,878	(5,084)	(46,869)	35,144

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - (Continued)

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share/unit amounts)
Discontinued Operations:
Income (Loss) from discontinued operations	775	—	(18,738)	—
Income tax benefit (expense) on discontinued operations	1	—	(59)	—
Income (Loss) on discontinued operations	776	—	(18,797)	—
Net Income (Loss)	15,654	(5,084)	(65,666)	35,144
Dividends on preferred units	—	(904)	(1,491)	(3,535)
Net Income (Loss) Attributable to Common Shareholders/Unitholders	$15,654	$(5,988)	$(67,157)	$31,609
Net Income (Loss) per Share/Unit from Continuing Operations:
Basic	$0.77	$(0.41)	$(3.02)	$2.54
Diluted	$0.76	$(0.41)	$(3.02)	$2.13
Net Income (Loss) per Share/Unit from Discontinued Operations:
Basic	$0.04	$—	$(1.17)	$—
Diluted	$0.04	$—	$(1.17)	$—
Net Income (Loss) per Share/Unit:
Basic	$0.81	$(0.48)	$(4.19)	$2.54
Diluted	$0.80	$(0.48)	$(4.19)	$2.13
Weighted Average Common Shares/Units Outstanding(1):
Basic	19,434	12,468	16,021	12,457
Diluted	19,540	12,468	16,021	16,509
______________________
(1)Amounts for the three months and year ended September 30, 2021 were computed using a retroactive application of the Exchange Ratio and the one-for-twelve reverse stock split that occurred in connection with the Merger.

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$15,654	$(5,084)	$(65,666)	$35,144
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(776)	—	18,797	—
Oil and gas lease expirations	732	614	9,347	7,902
Depletion, depreciation, amortization and accretion	6,692	5,321	26,015	21,341
(Gain) loss on plugging liabilities	—	138	—	138
(Gain) loss on derivatives	14,987	3,123	89,195	(33,876)
Settlements on derivative contracts	(11,171)	6,753	(16,304)	26,914
Amortization of deferred financing costs	170	164	653	648
Unit-based compensation expense	—	313	689	963
Share-based compensation expense	751	—	6,104	—
Deferred income tax expense (benefit)	(4,223)	346	12,962	665
Changes in operating assets and liabilities:
Accounts receivable	(1,800)	(4,128)	(7,345)	1,515
Accounts receivable – related parties	1,539	290	(401)	449
Prepaid expenses and other current assets	735	1,263	201	839
Other non-current assets	—	2	—	84
Accounts payable and accrued liabilities	2,229	2,800	7,445	16
Income taxes payable	286	—	(54)	—
Revenue payable	1,570	1,115	4,576	(84)
Advances from joint interest owners	(52)	11	(40)	(108)
Other liabilities	(77)	—	(101)	—
Net Cash Provided By Operating Activities - Continuing Operations	27,246	13,041	86,073	62,550
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(19,746)	(5,955)	(58,329)	(47,183)
Acquisitions of oil and natural gas properties	—	696	(445)	(4,110)
Additions to other property and equipment	(541)	(60)	(1,714)	(228)
Tengasco acquired cash	—	—	860	—
Net Cash Used In Investing Activities - Continuing Operations	(20,287)	(5,319)	(59,628)	(51,521)

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Cash Flows from Financing Activities:
Deferred financing costs	(4)	(1,183)	(139)	(1,476)
Proceeds from revolving credit facility	—	2,500	5,500	16,500
Repayment under revolving credit facility	(37,500)	(5,500)	(46,500)	(12,500)
Payment of common share/unit dividends	(5,452)	(2,797)	(18,286)	(15,297)
Proceeds from issuance of common stock	50,000	—	50,000	—
Public offering costs	(3,316)	—	(3,316)	—
Payment of preferred unit dividends	—	—	(1,491)	—
Common stock repurchased for tax withholding	(514)	—	(514)	—
Purchase of common units under long-term incentive plan	—	—	(191)	(322)
Net Cash Provided By (Used in) Financing Activities - Continuing Operations	3,214	(6,980)	(14,937)	(13,095)
Net Increase (Decrease) in Cash and Cash Equivalents from Continuing Operations	10,173	742	11,508	(2,066)
Cash Flows from Discontinued Operations:
Operating activities	—	—	7	—
Investing activities	—	—	3,892	—
Net Increase (Decrease) in Cash and Cash Equivalents from Discontinued Operations	—	—	3,899	—
Net Increase (Decrease) in Cash and Cash Equivalents	10,173	742	15,407	(2,066)
Cash and Cash Equivalents, Beginning of Period	6,894	918	1,660	3,726
Cash and Cash Equivalents, End of Period	$17,067	$1,660	$17,067	$1,660

OIL AND NATURAL GAS RESERVES
Netherland, Sewell & Associates, Inc. prepared the estimates of the Company's proved reserves in accordance with the rules and regulations of the Securities and Exchange Commission. The table below presents our total proved reserves as of September 30, 2021.

	Total Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	26,170	46,263
Natural Gas (MMcf)	46,173	76,019
Natural Gas Liquids (MBbls)	7,650	13,229
Total Proved Reserves (MBoe)	41,516	72,163

Estimates of reserves were prepared using an average price equal to the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the 12-month period ended September 30, 2021 in accordance with SEC guidelines. Reserve estimates do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States.

DERIVATIVE CONTRACTS
The following table summarizes the open financial derivative positions as of December 8, 2021, related to oil and natural gas production. Derivative positions in the table for calendar Q4 2021 are as of September 30, 2021.

		Weighted Average Price
Calendar Quarter	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q4 2021	558,116	$51.65	$—	$—
Q1 2022	345,000	$57.47	$—	$—
Q2 2022	345,000	$57.47	$—	$—
Q3 2022	270,000	$56.03	$—	$—
Q4 2022	270,000	$56.03	$—	$—
Q1 2023	225,000	$53.65	$—	$—
Q2 2023	195,000	$53.89	$—	$—
Q3 2023	150,000	$52.58	$—	$—
Q4 2023	150,000	$52.58	$—	$—

Natural Gas Swaps (Mcf)
Q4 2021	555,000	$3.03	$—	$—
Q1 2022	540,000	$3.26	$—	$—
Q2 2022	540,000	$3.26	$—	$—
Q3 2022	540,000	$3.26	$—	$—
Q4 2022	540,000	$3.26	$—	$—

Oil Collars (Bbl)
Q1 2022	90,000	$—	$35.00	$42.63
Q2 2022	90,000	$—	$35.00	$42.63
Q3 2022	90,000	$—	$35.00	$42.63
Q4 2022	90,000	$—	$35.00	$42.63

Oil Basis (Bbl)
Q4 2021	435,000	$0.40	$—	$—
Q1 2022	180,000	$0.40	$—	$—
Q2 2022	180,000	$0.40	$—	$—
Q3 2022	180,000	$0.40	$—	$—
Q4 2022	180,000	$0.40	$—	$—

NON-GAAP MEASURES
The Company presents certain non-GAAP financial measures to supplement its financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures include Adjusted Net Income, Adjusted EBITDAX, Cash G&A, Cash Costs and Cash Margin and Free Cash Flow. A reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure is presented below.
We believe that these non-GAAP measures presented, in conjunction with our financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the Company’s performance. We use these non-GAAP measures to compare our financial and operating performance with that of other companies in the oil and natural gas industry as well as our financial and operating performance for current and historical periods. These non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures, such as net income (loss), operating income (loss), total costs and expenses, general and administrative expenses or net cash provided by operating activities or any other GAAP measure of financial position or results of operations.
As not all companies use the same calculation, our non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Income: We define Adjusted Net Income as net income (loss) plus (income) loss on discontinued operations, unrealized (gain) loss on derivative contracts, transaction costs, income tax expense related to our change in tax status and the associated changes in estimated income tax. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by investors as well as our management team. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis. The following table provides a reconciliation of Net Income (Loss) to Adjusted Net Income for the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Net income (loss)	$15,654	$(5,084)	$(65,666)	$35,144
Loss (income) on discontinued operations	(776)	—	18,797	—
Unrealized loss (gain) on derivatives	3,816	9,876	72,891	(6,962)
Transaction costs and other	458	1,389	3,992	1,823
Income tax expense from change in tax status	—	—	13,581	—
Tax effect of adjustments(1)	(755)	—	(20,657)	—
Adjusted Net Income	$18,397	$6,181	$22,938	$30,005
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(1)Computed by applying a combined federal and state statutory rate of 21.59% effective as of September 30, 2021. The Company was a flow-through entity for federal and state income tax purposes for the three months and year ended September 30, 2020.

Adjusted EBITDAX: We define Adjusted EBITDAX as net income (loss) adjusted for loss (income) on discontinued operations, exploration expense, depletion, depreciation, amortization and accretion, equity-based compensation expense, interest expense, unrealized (gain) loss on commodity derivative contracts, income taxes, and transaction costs. We believe Adjusted EBITDAX is useful to investors because it provides an effective way to evaluate our operating performance and compare the results of our operations from period to period as well as to other companies in the oil and natural gas industry without regard to our financing methods or capital structure. The following table provides a reconciliation from the GAAP measure of Net income (loss) to Adjusted EBITDAX.

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Net income (loss)	$15,654	$(5,084)	$(65,666)	$35,144
Loss (income) on discontinued operations	(776)	—	18,797	—
Exploration expense	884	692	9,566	9,923
Depletion, depreciation, amortization and accretion	6,692	5,459	26,015	21,479
Unit-based compensation expense	—	313	689	963
Share-based compensation expense	751	—	6,104	—
Interest expense	963	1,213	4,534	5,299
Unrealized loss (gain) on derivatives	3,816	9,876	72,891	(6,962)
Income tax expense (benefit)	(3,937)	399	13,016	718
Transaction costs and other	458	1,389	3,992	1,823
Adjusted EBITDAX	$24,505	$14,257	$89,938	$68,387

Cash G&A: Cash G&A is defined as general and administrative expense less share-based and unit-based compensation and contract services–related parties revenue plus cost of contract services–related parties. We believe Cash G&A is used by analysts and others in valuation, comparison and investment recommendations of companies in our industry to allow for analysis of cash G&A spend without regard to equity based compensation programs or amounts related to contract services. Administrative costs exclude share-based and unit-based compensation as those expenses are presented separately as components of general and administrative expense on our statement of operations. The following table provides a calculation for Cash G&A for the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Administrative costs	$4,790	$2,157	$13,966	$10,826
Plus: Costs of contract services - related parties	147	100	477	503
Less: Contract services revenues - related parties	(600)	(650)	(2,400)	(3,800)
Total Cash G&A	$4,337	$1,607	$12,043	$7,529

Cash Costs and Cash Margin per Boe: Cash Costs is a non-GAAP financial measure that we use as an indicator of our total cash-based cost of production and operations. We define “Cash Costs” as lease operating expenses plus production and ad valorem taxes, cash G&A, and interest expense. Management believes that Cash Costs is an important financial measure for use in evaluating the Company’s operating and financial performance and for comparison to other companies in the oil and natural gas industry. We believe this is a useful measure for investors in evaluating our results against other oil and natural gas companies. Cash Costs should be considered in addition to, rather than as a substitute for, Total Costs and Expenses. The following table provides a calculation for Cash Costs and Cash Margin for the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per Boe amounts)
Cash Costs:
Lease operating expenses	$5,686	$5,254	$21,975	$20,243
Production and ad valorem taxes	2,575	944	8,636	4,280
Cash G&A(1)	4,337	1,607	12,043	7,529
Interest expense	963	1,213	4,534	5,299
Total Cash Costs	$13,561	$9,018	$47,188	$37,351

Total Production (MBoe)	882	653	3,154	2,592

Cash Margin ($ per Boe):
Total average realized price ($ per Boe)	$54.46	$23.43	$47.12	$28.22
Less:
Lease operating expenses	6.45	8.04	6.97	7.81
Production and ad valorem taxes	2.92	1.44	2.74	1.65
Cash G&A(1)	4.92	2.46	3.82	2.91
Interest expense	1.09	1.86	1.44	2.04
Total Cash Costs per Boe	15.38	13.80	14.96	14.41
Cash Margin per Boe	$39.08	$9.63	$32.16	$13.81

Realized gain (loss) on derivatives ($ per Boe)	(12.67)	10.34	(5.17)	10.39
Cash Margin per Boe, including derivative settlements	$26.41	$19.96	$26.99	$24.19
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(1)A non-GAAP financial measure which is reconciled above.

Free Cash Flow: Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities and generate excess cash for other corporate purposes. We define Free Cash Flow as Cash Flow from Continuing Operations, less capital expenditures before acquisitions. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. The following table provides a reconciliation of Net Cash Provided by Operating Activities - Continuing Operations to Free Cash Flow for the periods indicated:

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Net Cash Provided by Operating Activities - Continuing Operations	$27,232	$13,041	$86,073	$62,550
Additions to oil and natural gas properties	(19,447)	(5,955)	(58,329)	(47,183)
Additions to other property and equipment	(542)	(60)	(1,714)	(228)
Free Cash Flow	$7,243	$7,026	$26,030	$15,139